EXHIBIT 23(b)


                      [PricewaterhouseCoopers Letterhead]


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Jefferson Smurfit Corporation of our report dated March 26, 1998 relating to the financial statements of Stone Container Corporation, which appears in such Joint Proxy Statement/Prospectus. We also consent to the use of our report on the Financial Statement Schedule, which appears in such Joint Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


                      /s/ PricewaterhouseCoopers LLP
                      ------------------------------
                      PricewaterhouseCoopers LLP




Chicago, Illinois
October 8, 1998